                         NOTICE OF GUARANTEED DELIVERY

                                 For Tender of
                            Any and All Outstanding
              8 3/4% Series A Senior Subordinated Notes Due 2009
                                       Of
                           Cross Timbers Oil Company

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the Holder's certificates ("Certificates") for 8 3/4% Series A Senior Subordinated Notes due November 1, 2009 of the Company (the "Old Notes") are not immediately available, (ii) the Holder cannot deliver the Old Notes, Letter of Transmittal and all other required documents to The Bank of New York (the "Exchange Agent") on or prior to 5:00 p.m. New York City time, on the Expiration Date or (iii) the Holder cannot complete the procedures for delivery by book-entry transfer on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms not defined herein have the meanings respectively given to them in the Prospectus.

                 The Exchange Agent For the Exchange Offer Is:
                              The Bank Of New York

By Hand or Overnight         Facsimile Transmissions          By Registered Or
 Delivery:                   (Eligible Institutions Only):    Certified
                                                              Mail:
The Bank of New York              (212) 571-3080
  101 Barclay Street         Attention: George Johnson        The Bank of New York
Corporate Trust Services     To Confirm by Telephone          101 Barclay Street, 7E
  Window Ground Level        or for Information Call:       New York, New York 10286
Attention: Reorganization         (212) 815-3687           Attention: Reorganization
 Section, George Johnson                                                Section,
                                                                     George Johnson

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS HERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Cross Timbers Oil Company, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated _______________________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Aggregate Principal Amount Tendered:  $__________________________
(Must be in denominations of a principal amount of $1,000 and any integral multiple thereof.)

Name(s) of Holder)s):_____________________________________


Certificate No(s):________________________________________


Total Principal Amount
  Represented by Certificate(s):  $
                                   ________________________

If Old Notes will be tendered by book-entry transfer, please provide the following information:

DTC Account Number:________________________

Date:_____________________

________________________________________________________________________________
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
________________________________________________________________________________

                             PLEASE SIGN BELOW:

Signature(s) of Holder(s) or
Authorized Signatory:                              Date:

_____________________________________              ______________, 1997


_____________________________________              ______________, 1997




Telephone Number (including area code):___________

     Must be signed by Holder(s) of Old Notes exactly as name(s) appear(s) on tendered Certificates or on a security position listing, or by person(s) authorized to become Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in another fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es) below:

Name(s):     _______________________________________

             _______________________________________

Capacity (full title):  ____________________________

Address(es):   _____________________________________

               _____________________________________

               _____________________________________
                         (include zip code)

             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimiles thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


___________________________________        ____________________________________
            Name of Firm                           Authorized Signature

___________________________________        ____________________________________
   Address (including zip code)                           Title

___________________________________        ____________________________________
                                              (Please type or print name)

___________________________________


Date:______________, 1997

Telephone Number (including area code): ___________


                                   * * * * *

DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD ONLY BE SENT WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL.